J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1, dated as of February  ,  2011 (the "Amendment"), to the Deposit Agreement dated as of October 6, 2009 (as amended hereby, the "Deposit Agreement") among Banco Santander (Brasil) S.A., incorporated under the laws of the Federative Republic of Brazil (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the form of ADR contained in the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.  All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement, dated as of October 6, 2009 as amended by this Amendment.

SECTION 2.02.  The second paragraph of Section 3 of the Deposit Agreement is amended to read as follows:

1

J.P.Morgan

The Depositary, the Custodian and the Company shall comply with Brazil’s Monetary Council Resolution No. 1,927, dated as of May 18, 1992, in its third article, paragraph three, of the Regulation Annex V, and agree to furnish to the Securities Commission and the Central Bank, at any time and observing the established deadline, information or documents related to the ADRs and this Deposit Agreement, the Deposited Securities and distributions thereon. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate this Deposit Agreement, upon at least 30 days’ prior written notice to the Holders and the Company. The effect of any such termination of this Deposit Agreement shall be as provided in paragraph (17) of the form of ADR.

SECTION 2.03.  Section 17(a) of the Deposit Agreement is amended to read as follows:

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza, Floor 58
New York, NY, 10005-1401
Attention: ADR Administration
Fax: (212) 552-6650

ARTICLE III
AMENDMENTS TO THE FORM OF ADR

SECTION 3.01.  The address of the Depositary set forth in the form of ADR is amended to reflect the address set forth in Section 2.03 of this Amendment.

SECTION 3.02.  The form of ADR, reflecting the amendments set forth in Section 3.01 hereof, is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties.  (a) Each of the party signatories hereto represents and warrants to, and agrees with, the other party signatory hereto, that this Amendment, when executed and delivered by such signatory party, will be duly and validly authorized, executed and delivered by such signatory party, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of such signatory party, enforceable against such signatory party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

2

J.P.Morgan

(b)  The Company represents and warrants to, and agrees with, the Depositary that in order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby,  neither of such agreements need to be filed or recorded with any court or other authority in the Federative Republic of Brazil, nor does any stamp or similar tax or governmental charge need to be paid in the Federative Republic of Brazil on or in respect of such agreements.

ARTICLE V
MISCELLANEOUS

SECTION 5.01.  Indemnification.  The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 5.02.  Counterparts.   This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

SECTION 5.03.  Deposit Agreement Provisions.  The undersigned parties confirm and agree that notwithstanding the effectiveness of this Amendment, the Deposit Agreement as amended hereby is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

3

J.P.Morgan

IN WITNESS WHEREOF, BANCO SANTANDER (Brasil) S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

BANCO SANTANDER (Brasil) S.A.

By:_______________________________
Name:
Title:

By:_______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:_______________________________
Name:
Title:    Vice President

4

J.P.Morgan

EXHIBIT A

ANNEXED TO AND INCORPORATED IN
AMENDMENT NO. 1 TO  DEPOSIT AGREEMENT

FORM OF FACE OF ADR

No. of ADSs:

Number
Each ADS represents One Unit CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

UNITS

of

BANCO SANTANDER (Brasil) S.A.

(Incorporated under the laws of the Federative Republic of Brazil)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the "Depositary"), hereby certifies that   is the registered owner (a "Holder") of   American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one Unit, each Unit representing initially 48.125 subscription receipts of common shares, 6.875 common shares, 43.750 subscription receipts of preferred shares and 6.25 preferred shares, and, after conversion of the subscription receipts, 55 common shares and 50 preferred shares (including the rights to receive Units described in paragraph (1), "Units" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Units, the "Deposited Securities"), of Banco Santander (Brasil) S.A., a corporation organized under the laws of the Federative Republic of Brazil (the "Company"), deposited under the Deposit Agreement dated as of October 6, 2009, (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

J.P.Morgan

(1)  Issuance and Pre-Release of ADSs. This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit of:  (a) Units in form satisfactory to the Custodian; (b) rights to receive Units from the Company or any registrar, transfer agent, clearing agent or other entity recording Unit ownership or transactions; or, (c) in accordance with the next paragraph of this paragraph (1).

In its capacity as Depositary, the Depositary shall not lend Units or ADSs; provided, however, that the Depositary may issue ADSs prior to the receipt of Units (each such transaction a "Pre-Release"). The Depositary may receive ADSs in lieu of Units to close out a Pre-Release (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary). Each such Pre-Release will be subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs are to be delivered (a) represents that at the time of the Pre-Release the Applicant or its customer owns the Units that are to be delivered by the Applicant under such Pre-Release, (b) agrees to indicate the Depositary as owner of such Units in its records and to hold such Units in trust for the Depositary until such Units are delivered to the Depositary or the Custodian, (c) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Units, and (d) agrees to any additional restrictions or requirements that the Depositary deems appropriate. Each such Pre-Release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, terminable by the Depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to Pre-Released ADSs outstanding), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided as described above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

Every person depositing Units under the Deposit Agreement represents and warrants that such Units are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Units (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Units may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Units is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Units to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Units will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit of Units and issuance of ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Units required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Units identified by the Company in order to facilitate the Company's compliance with such Act.

J.P.Morgan

(2)  Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office (defined in paragraph (3)) or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)  Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System.   Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Holder thereof.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company.  At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

J.P.Morgan

(4)  Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Units or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement and any regulations which the Depositary is informed of in writing by the Company which are deemed desirable by the Depositary, the Company or the Custodian to facilitate compliance with any applicable rules or regulations of the Banco Central do Brasil or the Brazilian Securities Commission.  The issuance of ADRs, the acceptance of deposits of Units, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5)  Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Deposited Securities. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Units or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

J.P.Morgan

(6) Disclosure of Interests.  To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Units and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Units and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.  The Company may from time to time request Holders or beneficial owners of an interest in ADRs to provide information as to the capacity in which such Holders own or owned ADRs and regarding the identity of any other persons then or previously having a beneficial interest in such ADRs and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph (6). The Depositary agrees to comply with reasonable written instructions received from time to time from the Company requesting that the Depositary forward any such requests to the Holders and to forward to the Company any responses to such requests received by the Depositary.

(7)  Charges of Depositary.  The Depositary may collect from (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Units, issuances in respect of Unit Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Unit Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Units or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Units) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Units), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Units, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Units or Holders withdrawing Deposited Securities; there are no such fees in respect of the Units as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Units or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

J.P.Morgan

(8)  Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission").  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9)  Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

J.P.Morgan

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By____________________________________
Authorized Officer

The Depositary's office is located at1 Chase Manhattan Plaza, Floor 58, New York, NY, 10005-1401.

J.P.Morgan

[FORM OF REVERSE OF ADR]

(10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  If the Company shall have advised the Depositary pursuant to the provisions of the Deposit Agreement that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the Depositary shall become aware of any other governmental approval or license required therefor, the Depositary may, in its discretion, apply for such approval or license, if any, as the Company (Investor Relations Office) may reasonably instruct in writing or as the Depositary may deem desirable including, without limitation, Central Bank registration.  (b) Units.  (i) Additional ADRs evidencing whole ADSs representing any Units available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Units (a "Unit Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Units received in a Unit Distribution, which Units would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Units or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Unit Distributions and Rights  ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

J.P.Morgan

(11)  Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Units, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Units that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Units or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary may fix a record date for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12)  Voting of Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Units or other Deposited Securities, the Depositary shall distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of the Brazilian law, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions.  The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.  If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.  Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of record date established for such purpose) for the sole purpose of establishing quorum at a meeting of shareholders; provided, however that the Depositary shall not represent or present for quorum purposes any Deposit Securities for which voting instructions were not received unless and until the Depositary has been provided with an opinion of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (a) the representation and presentation of such Deposited Securities for purposes of establishing a quorum does not subject the Depositary to any reporting obligations under Brazilian law, rule or regulation, (b) the presentation of such Deposited Securities will not result in a violation of Brazilian law, rule, regulation or permit, and (c) the voting arrangement as contemplated herein will be given effect under Brazilian laws, rules and regulations.

J.P.Morgan

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner.

(13)  Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Unit Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

J.P.Morgan

(14)  Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Federative Republic of Brazil or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Units for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary may rely upon instructions from the Company or its Brazilian counsel in respect of any approval or license of the Brazilian government or any agency thereof required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or beneficial owner’s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the ADRs or ADSs.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15)  Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by no less than 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may appoint substitute or additional Custodians  (to the extent multiple Custodians are permitted under law) and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

J.P.Morgan

(16)  Amendment.  Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Units to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(17)  Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, and (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 90th day after the Company's notice of removal was first provided to the Depositary.   After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

J.P.Morgan

(18) Appointment.   Each Holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(19) Waiver.  EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE UNITS OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).